UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2024

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2024, Capital Southwest Corporation (the “Company”) entered into a Loan Financing and Servicing Agreement (the “Loan Agreement”) for a special purpose vehicle financing credit facility (the “SPV Facility”) by and among Capital Southwest SPV LLC (“Capital Southwest SPV”), as borrower, the Company, as equityholder and servicer, Deutsche Bank AG, New York Branch (“Deutsche Bank”), as facility agent, U.S. Bank Trust Company, National Association as collateral agent, U.S. Bank National Association, as collateral custodian, and the lenders that are party thereto from time to time. The SPV Facility provides for $150 million of initial commitments with (i) an increase to $200 million of total commitments on the earlier of (a) June 20, 2024, the three month anniversary of the effective date of the Loan Agreement, or (b) the date requested by the Company, in its sole discretion, and (ii) an accordion feature that allows increases up to $400 million of total commitments from new and existing lenders on the same terms and conditions as the existing commitments. Advances under the SPV Facility bear interest at three-month Term SOFR plus an applicable margin of 2.50% during the revolving period ending on March 20, 2027 and three-month Term SOFR plus an applicable margin of 2.85% thereafter. The Loan Agreement provides for an unused commitment fee of, from the effective date of the Loan Agreement through April 20, 2024, 0.10% per annum on the unused commitments, and thereafter, 0.35% per annum on the unused commitments, and other customary fees. The Credit Facility matures on March 20, 2029.

The Loan Agreement contains customary terms and conditions, including affirmative and negative covenants. The Loan Agreement also contains customary events of default including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, bankruptcy, and change of control, with customary cure and notice provisions.

Capital Southwest SPV’s obligations to the lenders are secured by a first lien interest in all of its assets but are non-recourse to the Company.

Deutsche Bank and other lenders under the SPV Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.

The description above is only a summary of the material provisions of the SPV Facility and is qualified in its entirety by reference to the copy of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1
Loan Financing and Servicing Agreement, dated as of March 20, 2024 among Capital Southwest SPV LLC, as borrower, Capital Southwest Corporation, as equityholder and as servicer, the lenders from time to time parties hereto, Deutsche Bank AG, New York Branch, as Facility Agent, U.S. Bank Trust Company, National Association, as Collateral Agent and U.S. Bank National Association, as Collateral Custodian

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2024

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer